Exhibit 10.4

STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT is made as of March 7, 2012 (this “Agreement”), by and between TheStreet, Inc., a Delaware corporation (the “Company”), and Elisabeth DeMarse (the “Purchaser”).

RECITALS

          WHEREAS, prior to entering into an offer letter and other employment arrangements to become the President and Chief Executive Officer of the Company, the Purchaser was not an employee or director of the Company;

           WHEREAS, as a material inducement for the Purchaser to enter into employment arrangements with the Company relating to the foregoing, the Company desires to sell to the Purchaser and the Purchaser desires to purchase from the Company 75,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 (the “Common Stock”), to the Purchaser; and

          WHEREAS, the Company’s independent compensation committee of the Board of Directors has determined that it is in the best interest of the Company to sell the Shares to the Purchaser pursuant to this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the covenants and representations contained in this Agreement, the parties agree as follows:

AGREEMENT

          1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company and the Company agrees to sell the Shares to the Purchaser (such purchase and sale, the “Purchase”) at a purchase price per Share equal to the closing sale price per share of the Common Stock as reported on The Nasdaq Stock Market (“Nasdaq”) on the date hereof, or $1.80 per share (the aggregate purchase price for the Shares, the “Purchase Price”).

          2. Closing. The Company shall deliver to the Purchaser a certificate representing the Shares against payment of the Purchase Price therefor by check or immediately available funds.

          3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

          3.1 Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

          3.2 Valid Issuance of Common Stock. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.

          3.3 Offering. Subject in part to the truth and accuracy of the Purchaser’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the

Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          4. Representations and Warranties of the Purchaser. Purchaser hereby represents, warrants and acknowledges that:

          4.1 Authorization. Purchaser has full power and authority to enter into this Agreement and the Agreement constitutes her valid and legally binding obligation, enforceable in accordance with its terms.

          4.2 Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement Purchaser hereby confirms, that the Shares will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

          4.3 Accredited Purchaser. Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Act”), as presently in effect.

          4.4 Restricted Shares; Company Information. Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. Purchaser represents that she is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act. Purchaser hereby acknowledges and confirms that she (i) has had an opportunity to ask questions and receive answers from the Company regarding the Shares, (ii) has been furnished with, and/or has access to, such information as she considers necessary or appropriate about the Company and the Shares, (iii) has relied upon the advice of her own legal counsel, tax advisors, and/or investment advisors in connection with her purchase of the Shares and (iv) understands that she may be required to hold the Shares indefinitely, unless the Shares are subsequently registered under the Securities Act and a related prospectus is available for use or an exemption from such registration is available.

          4.5 Legends. Purchaser understands that the certificates evidencing the Shares will bear the following or substantially similar legend:

These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.

          5. Miscellaneous.

          5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.3 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

          5.4 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

5.5 Absence of Presumption. The parties understand and agree that each and every term and provision of this Agreement has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THESTREET, INC.

By:	/s/ William R. Gruver

	Name:	William R. Gruver
	Title:	Chair, Compensation Committee

/s/ Elisabeth DeMarse

ELISABETH DEMARSE